CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated July 27, 2009 relating to the financial statements and financial highlights which appear in the May 31, 2009 Annual Report to Shareholders of Nuveen Multistate Trust I, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such registration statement.

Chicago, Illinois

September 23, 2009